Exhibit 99.1

General Steel Reports First Quarter 2014 Financial Results

Quarterly Sales Volume Improves 14.2% Sequentially

Quarterly Gross Margin Improves by 220 Basis Points Sequentially

Company to File Quarterly Report for the First Quarter 2014 after Market Closes May 15, 2014

BEIJING – May 15, 2014 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-controlled steel producer in China, today announced its financial results for the first quarter ended March 31, 2014. The Company will file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 with the United States Securities and Exchange Commission following market close on Thursday, May 15, 2014.

“The first quarter of 2014 was widely viewed as the ‘coldest winter’ for China's iron and steel industry since 2010, which caused a sharp drop in the market price,” said Henry Yu, Chairman and Chief Executive Officer of General Steel, “Despite the challenging industry dynamics, demand of our rebar products in Western China remained solid, as our sales volume grew by 14.2% sequentially during the quarter. At the same time, our fully-ramped continuous rolling capacity and enhanced operating efficiencies combined to improve gross margin by 220 basis points compared with the prior quarter.”

“We remain confident in our roadmap to regain healthier profits in the second half of 2014. We are seeing a leveling of the average selling price for rebar and a lower average cost for iron ore thus far in the second quarter. Additionally, this April, we signed our first direct supply agreement with Rio Tinto, which we believe will further lower our sourcing costs and ensure timely delivery of the highest quality imported iron ore. In view of the improved pricing environment and the central government’s ongoing efforts to reduce pollution and balance steel supply in China, we remain optimistic of a turnaround in our marketplace and thereby our business fundamentals.” Mr. Yu concluded.

John Chen, Chief Financial Officer of General Steel, commented, “As we anticipate an imminent rebound in the marketplace, we continue to focus on enhancing our supply chain, production planning and inventory management. We also continue to control operating expenses, manage finance expenses, and enhance funding flexibility. With our improved operational efficiencies, we are confident General Steel is well positioned for sustainable growth and profitability when the industry turns around.”

First Quarter 2014 Financial Information

•	Sales volume increased by 1.1% year-over-year to approximately 1.32 million metric tons, compared with 1.30 million metric tons in the first quarter of 2013.
•	Sales totaled $594.2 million, compared with $651.3 million in the first quarter of 2013.
•	Gross loss was $(22.6) million, compared with a gross profit of $4.1 million in the first quarter of 2013.
•	Operating loss was $(43.7) million, compared with an operating income of $31.9 million in the first quarter of 2013.
•	Net loss attributable to the Company was approximately $(43.6), or $(0.78) per diluted share, compared with a net income of $3.1 million, or $0.06 per diluted share in the first quarter of 2013.
•	As of March 31, 2014, the Company had cash and restricted cash of $465.0 million.

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First Quarter 2014 Financial and Operating Results

Total Sales

Total sales for the first quarter of 2014 decreased by 8.8% year-over-year to $594.2 million, compared with $651.3 million in the first quarter of 2013, and increased by 8.3% quarter-over-quarter compared with $548.7 million in the fourth quarter of 2013. The year-over-year sales decreases were due to a decrease in average selling price of rebar, offset by increased sales volume.

•	Total sales volume in the first quarter of 2014 was 1.32 million metric tons, an increase of 1.1% compared with 1.30 million metric tons in the first quarter of 2013, and an increase of 14.2%, compared with 1.15 million metric tons in the fourth quarter of 2013.
•	The average selling price of rebar at Longmen Joint Venture in the first quarter of 2014 decreased to approximately $450.9 per metric ton, down by 12.5% from $515.3 per metric ton in the first quarter of 2013, and by 4.9% from $474.3 per metric ton in the fourth quarter of 2013.

Gross Loss

Gross loss for the first quarter of 2014 was $(22.6) million, compared with a gross profit of $4.1 million in the first quarter of 2013, and gross loss of $(32.7) million in the fourth quarter of 2013. The gross loss was mainly due to a steeper decrease in average selling price than the average cost for rebar.

Operating Expenses and Operating Loss

Selling, general and administrative expenses for the first quarter of 2014 was $21.1 million, an increase of 11.1% from $19.0 million in the first quarter of 2013, and a decrease of 15.0% from $24.8 million in the fourth quarter of 2013. General and administrative expenses totaled $12.7 million in the first quarter of 2014, compared with $10.9 million in the first quarter of 2013, and $15.2 million in the fourth quarter of 2013. The annual increase in general and administrative expense was mainly due to higher employee benefit expenses and increased investment in waste management and environmental protection. Selling expenses was $8.3 million in the first quarter of 2014, compared with $8.1 million in the same period of 2013, and $9.5 million in the prior quarter. The annual increase in selling expenses was mainly due to increased freight expenses from higher sales volume.

Other operating loss from change in the fair value of profit sharing liability during the first quarter of 2014 was $(49,000), compared with gains of $46.8 million in the same period of last year, and $79.1 million in the prior quarter. The loss recognized from change in the fair value of profit sharing liability was primarily due to the amortization of the present value discount. The fair value of the profit sharing liability at March 31, 2014 was not materially different from the previous reporting period.

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Correspondingly, loss from operations for the first quarter of 2014 was $(43.7) million, compared with income from operations of $31.9 million for the first quarter of 2013, and $9.2 million for the fourth quarter of 2013.

Finance Expense

Finance and interest expense in the first quarter of 2014 increased to $28.7 million, from $24.9 million in the first quarter of 2013, and $23.0 million in the fourth quarter of 2013. The increase in finance and interest expense was mainly due to higher expense in notes receivable early redemption, and more non-cash financing cost on capital lease during the quarter.

Net Loss and Net Loss per Share

Net loss attributable to General Steel for the first quarter of 2014 was $(43.6) million, or $(0.78) per diluted share, based on 55.8 million weighted average shares outstanding. This compares to a net income of $3.1 million, or $0.06 per diluted share, based on 54.8 million weighted average shares outstanding in the first quarter of 2013, and net loss of approximately $(102,000), or $(0.002) per diluted share, based on 55.6 million weighted average shares outstanding in the fourth quarter of 2013.

Balance Sheet

As of March 31, 2014, the Company had cash and restricted cash of approximately $465.0 million, compared to $431.3 million as of December 31, 2013. The Company had an inventory balance of $210.8 million as of March 31, 2014, compared to $212.9 million as of December 31, 2013.

Conference Call and Webcast:

General Steel will hold a corresponding conference call and live Webcast at 8:00 a.m. EDT on Thursday, May 15, 2014 (which corresponds to 8:00 p.m. Beijing/Hong Kong Time on Thursday, May 15, 2014) to discuss the results and answer questions from investors. Listeners may access the call by dialing 1-877-870-4263 in the U.S., and 1-412-317-0790 internationally.

The call will also be available as a live, listen-only Webcast under the "Events and Presentations" page on the "Investor Relations" section of the Company's Website at http://www.corpasia.net/us/GSI/irwebsite/index.php?mod=event. Following the live Webcast, an online archive of the Webcast will be available for 90 days.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality, with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

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To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company’s Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

In China:

Jenny Wang

Tel: +86-10-5775-7691

Email: jenny.wang@gshi-steel.com

In the US:

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com

General Steel Holdings, Inc. Page 5 of 10

  GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

  CONDENSED CONSOLIDATED BALANCE SHEETS

  (UNAUDITED) (In thousands)

	March 31,	December 31,
ASSETS	2014	2013
CURRENT ASSETS:
Cash	$36,378	$31,967
Restricted cash	428,615	399,333
Notes receivable	81,998	60,054
Restricted notes receivable	261,220	395,589
Loans receivable - related parties	4,540	4,540
Accounts receivable, net	4,388	4,078
Accounts receivable - related parties	4,474	2,942
Other receivables, net	54,078	54,716
Other receivables - related parties	57,854	54,106
Inventories	210,761	212,921
Advances on inventory purchase	44,338	44,897
Advances on inventory purchase - related parties	120,426	83,003
Prepaid expense and other	1,890	1,388
Prepaid taxes	23,238	28,407
Short-term investment	2,597	2,783
TOTAL CURRENT ASSETS	1,336,795	1,380,724

PLANT AND EQUIPMENT, net	1,269,199	1,271,907

OTHER ASSETS:
Advances on equipment purchase	54,690	6,409
Investment in unconsolidated entities	16,635	16,943
Long-term deferred expense	606	668
Intangible assets, net of accumulated amortization	23,587	23,707
TOTAL OTHER ASSETS	95,518	47,727

TOTAL ASSETS	$2,701,512	$2,700,358

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LIABILITIES AND DEFICIENCY
CURRENT LIABILITIES:
Short term notes payable	$963,357	$1,017,830
Accounts payable	513,397	434,979
Accounts payable - related parties	282,540	235,692
Short term loans - bank	230,118	301,917
Short term loans - others	48,695	62,067
Short term loans - related parties	105,080	126,693
Current maturities of long-term loans - related party Other payables and accrued liabilities	57,428 60,795	53,013 45,653
Other payable - related parties	80,694	94,079
Customer deposits	107,002	87,860
Customer deposits - related parties	145,366	64,881
Deposit due to sales representatives	23,713	24,343
Deposit due to sales representatives - related parties	1,980	1,997
Taxes payable	7,276	4,628
Deferred lease income, current	2,168	2,187
Capital lease obligations, current	4,774	4,321
TOTAL CURRENT LIABILITIES	2,634,383	2,562,140

NON-CURRENT LIABILITIES:
Long-term loans - related party	14,607	19,644
Deferred lease income, noncurrent	74,072	75,257
Capital lease obligations, noncurrent	376,025	375,019
Profit sharing liability	160,956	162,295
TOTAL NON-CURRENT LIABILITIES	625,660	632,215
TOTAL LIABILITIES	3,260,043	3,194,355

COMMITMENTS AND CONTINGENCIES

DEFICIENCY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding as of March 31, 2014 and December 31, 2013	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 58,314,688 and 58,234,688 shares issued, 55,842,382 and 55,762,382 shares outstanding as of March 31, 2014 and December 31, 2013, respectively	58	58
Treasury stock, at cost, 2,472,306 shares as of March 31, 2014 and December 31, 2013	(4,199)	(4,199)
Paid-in-capital	107,028	106,878
Statutory reserves	6,387	6,243
Accumulated deficits	(458,362)	(414,798)
Accumulated other comprehensive income	3,593	729
TOTAL GENERAL STEEL HOLDINGS, INC. DEFICIENCY	(345,492)	(305,086)

NONCONTROLLING INTERESTS	(213,039)	(188,911)

TOTAL DEFICIENCY	(558,531)	(493,997)

TOTAL LIABILITIES AND DEFICIENCY	$2,701,512	$2,700,358

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GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(UNAUDITED)

(In thousands, except per share data)

	2014	2013
SALES	$512,005	$502,431

SALES - RELATED PARTIES	82,206	148,860
TOTAL SALES	594,211	651,291

COST OF GOODS SOLD	530,744	498,626

COST OF GOODS SOLD - RELATED PARTIES	86,028	148,598
TOTAL COST OF GOODS SOLD	616,772	647,224

GROSS (LOSS) PROFIT	(22,561)	4,067

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(21,053)	(18,955)
CHANGE IN FAIR VALUE OF PROFIT SHARING LIABILITY	(49)	46,779

(LOSS) INCOME FROM OPERATIONS	(43,663)	31,891

OTHER INCOME (EXPENSE)
Interest income	3,192	2,439
Finance/interest expense	(28,695)	(24,857)
Gain on disposal of equipment and intangible assets	46	331
Income from equity investments	13	(42)
Foreign currency transaction (loss) gain	(854)	28
Lease income	546	532
Other non-operating (expense) income, net	(176)	269
Other expense, net	(25,928)	(21,300)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	(69,591)	10,591

PROVISION FOR INCOME TAXES
Current	5	71
Deferred	-	-
Provision for income taxes	5	71

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NET (LOSS) INCOME	(69,596)	10,520

Less: Net (loss) income attributable to noncontrolling interest	(26,032)	7,417

NET (LOSS) INCOME ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(43,564)	$3,103

NET (LOSS) INCOME	$(69,596)	$10,520
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	4,670	(2,526)

COMPREHENSIVE (LOSS) INCOME	(64,926)	7,994

Less: Comprehensive (loss) income attributable to noncontrolling interest	(24,226)	6,455

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(40,700)	$1,539

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and Diluted	55,813	54,805

(LOSS) INCOME PER SHARE
Basic and Diluted	$(0.78)	$0.06

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GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED) (In thousands)

	For the Three months ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(69,596)	$10,520
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation, amortization and depletion	24,346	21,358
Change in fair value of derivative liabilities	-	(1)
Gain loss on disposal of equipment and intangible assets	(46)	(331)
Provision for doubtful accounts	(251)	(42)
Reservation of mine maintenance fee	242	45
Stock issued for services and compensation	150	245
Amortization of deferred financing cost on capital lease	5,086	5,095
(Income) loss from equity investments	(13)	42
Foreign currency transaction (gain) loss	854	(28)
Deferred lease income	(546)	(532)
Changes in fair value of profit sharing liability	49	(46,779)
Changes in operating assets and liabilities
Notes receivable	(70,354)	27,752
Accounts receivable	(102)	(9,426)
Accounts receivable - related parties	(1,569)	6,808
Other receivables	355	(2,826)
Other receivables - related parties	(4,219)	(20,212)
Inventories	(730)	(37,526)
Advances on inventory purchases	176	22,786
Advances on inventory purchases - related parties	(38,419)	(46,883)
Prepaid expense and other	(516)	(1,039)
Long-term deferred expense	56	260
Prepaid taxes	4,963	1,049
Accounts payable	59,351	57,648
Accounts payable - related parties	16,986	39,661
Other payables and accrued liabilities	15,300	1,887
Other payables - related parties	(12,676)	8,789
Customer deposits	20,043	(21,956)
Customer deposits - related parties	113,895	(9,457)
Taxes payable	2,708	(4,427)
Other noncurrent liabilities	-	1,370
Net cash provided by operating activities	65,523	3,850

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CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(32,943)	54,991
Cash proceeds from short term investment	164	-
Cash proceeds from sales of equipments and intangible assets	24	4
Equipment purchase and intangible assets	(56,861)	(24,093)
Net cash (used in) provided by investing activities	(89,616)	30,902

CASH FLOWS FINANCING ACTIVITIES:
Restricted notes receivable	131,971	99,224
Borrowings on short term notes payable	439,342	289,548
Payments on short term notes payable	(485,455)	(493,064)
Borrowings on short term loans - bank	95,120	32,563
Payments on short term loans - bank	(165,711)	(63,315)
Borrowings on short term loan - others	9,853	21,296
Payments on short term loans - others	(14,426)	(21,432)
Borrowings on short term loan - related parties	24,528	142,999
Payments on short term loans - related parties	(5,849)	(30,430)
Deposits due to sales representatives	(425)	6,411
Deposit due to sales representatives - related parties	-	526

Net cash provided by (used in) financing activities	28,948	(15,674)
EFFECTS OF EXCHANGE RATE CHANGE IN CASH	(444)	254
INCREASE IN CASH	4,411	19,332
CASH, beginning of period	31,967	46,467
CASH, end of period	$36,378	$65,799